UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2021 (July 8, 2021)

PURECYCLE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 650,

Orlando, Florida 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 648-3565

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of PureCycle Technologies, Inc. (the “Company”) approved an annual short-term cash incentive program for fiscal 2021 (the “STIP”) and a long-term equity-based incentive program for fiscal 2021 (the “LTIP”), including awards to the Company’s principal executive officer, principal financial officer and other named executive officer (the “Named Executives”) thereunder.

The STIP provides participants with an opportunity to earn cash bonuses upon achievement of certain pre-established Company performance objectives (weighted at 70%) and individual achievement (weighted at 30%), with payouts thereunder ranging from 0% to 200% of target. The Company performance objectives under the STIP include the following (each weighed equally): Plant 1 scaling, securing feedstock for future plants, securing volume commitments through offtake arrangements and securing funding for future plants.

The Committee established the following target awards under the STIP for the Named Executives:

Named Executive	Target Award as Percentage of Base Salary	Current Base Salary
Mike Otworth	100%	$750,000
Michael Dee	70%	$450,000
David Brenner*	50%	$340,000

*Mr. Brenner’s STIP opportunity is in lieu of a bonus opportunity to earn $33,333.33 upon achievement of certain objectives as set forth in his employment agreement as previously disclosed.

In general, STIP participants must remain continuously employed by the Company until the award payment date in order to receive a payout of an award under the STIP.

The LTIP provides participants with an opportunity to earn or vest in equity-based awards under the Company’s 2021 Equity and Incentive Compensation Plan. The Committee approved the following equity-based awards in the form of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to the Named Executives under the LTIP:

Named Executive	RSUs	Target Number of PSUs
Mike Otworth	69,840	69,840
Michael Dee	18,107	18,107
David Brenner	12,933	12,933

In general, the RSUs will vest in four equal annual installments following the grant date, in each case subject to the participant’s continued employment with the Company through the applicable vesting date.

In general, the PSUs will be earned based on achievement of pre-established performance objectives related to production at the Company’s operational manufacturing facilities by December 31, 2023 and will vest on the date the attainment of such performance objectives is determined by the Committee, subject to the participant’s continued employment with the Company through December 31, 2023. The actual number of shares (if any) issued in settlement of the PSUs may range from 50% to 200% of target.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for Employees and Notice of Grant of Performance-Based Restricted Stock Units and Performance-Based Restricted Stock Units Award Agreement for Employees, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

In addition to the equity-based awards under the LTIP, the Committee approved additional awards of restricted stock and performance-based restricted stock units to Michael Dee as provided for in his employment agreement and as previously disclosed, the forms of these awards are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for Employees.
10.2	Form of Notice of Grant of Performance-Based Restricted Stock Units and Performance-Based Restricted Stock Units Award Agreement for Employees.
10.3	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for CFO.
10.4	Form of Notice of Grant of Performance-Based Restricted Stock Units and Performance-Based Restricted Stock Units Agreement for CFO.
104.1	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Dated: July 14, 2021	By:	/s/ Michael Dee
Michael Dee
Chief Financial Officer